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                                                                     Exhibit 4.6

                             EQUINOX SYSTEMS INC.

                      1992 NON-QUALIFIED STOCK OPTION PLAN
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                               Amended 12/20/2000
                               ------------------


   1.   Purpose.  The purpose of this Non-Qualified Stock Option Plan (the
        --------
"Plan") is to further the best interests of EQUINOX SYSTEMS INC. and any of its future subsidiaries (the "Company") by encouraging directors, officers and employees of the Company and other individuals or entities having or contemplating a business relationship with the Company ("Business Related Party") to acquire a proprietary stake in the Company and its future growth. It is the view of the Company that it may achieve this goal by granting stock options.

   2.   Option Shares.  150,000 shares of the Common Stock of the Company, par
        --------------
value $.01 per share (the "Stock"), are hereby reserved for issuance upon the exercise of the stock options granted under the Plan (the "Options"). The Stock may be issued pursuant to such Options either from the Company's authorized but unissued Stock or from the Company's issued but not outstanding Stock (treasury stock). Should any Options granted hereunder not be exercised in the time allowed for such exercise, the share of Stock relating to such lapsed Options shall be available for issuance pursuant to Options subsequently granted under the Plan.

   3.   Administration of this Plan.  This Plan shall be administered by the
        ----------------------------
Board of Directors of the Company (the "Board"). The Board may authorize any appropriate committee thereof to exercise any and all of the powers and functions of the Board pursuant to this Plan as described herein.

   Subject to the provisions of the Plan, the Board shall have authority to (i) adopt, amend and rescind its rules, regulations and procedures as it deems advisable in the administration of the Plan; (ii) construe and interpret the Plan; and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Board shall be final, conclusive and binding on all persons holding an Option granted pursuant to the Plan ("Optionees").

   Neither the Board nor any member thereof shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted thereunder.

   4.   Eligibility.  All directors, officers and employees of the Company and
        ------------
any other Business Related Party designated by the Board shall be eligible to receive Options under the Plan.

   5.   Grant of Options.  In making its selection of those eligible to receive
        -----------------
Options and determining the number of shares to be granted pursuant to each Option, the Board may consider any factors that it may, in its sole discretion, deem relevant. Each
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            1992 Non-Qualified Stock Option Plan - Amended 12/20/2000


grant of an Option pursuant to this Plan shall be made within ten (10) years from the date of adoption of this Plan by the Board, February 28, 1992, (the "Adoption Date"). Each grant of an Option pursuant to this Plan shall be made upon such terms and conditions as may be determined by the Board at the time of grant, subject to the terms, conditions and limitations set forth in this Plan.

   6.   Option Price.  The purchase price per share of Stock placed under an
        -------------
Option pursuant to this Plan (the "Option Price") shall be determined by the Board, but in no event may such price be below the fair market value of such Stock on the business day immediately preceding the date of the grant. The board shall determine or adopt rules to determine such fair market value.

   7.   Duration of Option.  An Option granted hereunder shall be effective
        -------------------
(hereinafter called the "Option Period") upon the date it is granted, and shall continue until the earlier of (i) a date set by the Board at the time of grant; or (ii) ten (10) years from the date of its grant.

   8.   Transferability of Options.  Each Option may be transferred by the
        --------------------------
Optionee to or among such Optionee's Family Group (as hereinafter defined) or by will or the laws of descent and distribution. As used herein, "Family Group" means an Optionee's spouse and lineal descendants, parents, grandparents and any family limited partnership or trust or other fiduciary relationship solely for the benefit of such Optionee and or such Optionee's spouse, parents, grandparents and/or lineal descendants.

   9.   Termination of the Plan.  This Plan shall terminate upon the close of
        ------------------------
business on February 28, 2002, (ten (10) years from the Adoption Date) unless it shall have been sooner terminated by reason of there having been granted and fully exercised Options covering the entire 150,000 shares of Stock subject to this Plan. Upon such termination, no further Options may be granted hereunder. If, after termination of this Plan as provided above, there are outstanding Options which have not been fully exercised, such Options shall remain in effect in accordance with their terms and shall remain subject to the terms of this Plan.

   10.  Exercise of Options.   An Option granted pursuant to this Plan shall be
        --------------------
exercisable at any time within the Option Period, subject to the terms and conditions of such Option. Exercise of any Option shall be made by the delivery, during the period that such Option is exercisable, to the Company, in person or by mail, of (i) written notice from the Optionee stating that the Optionee is exercising such Option; and (ii) the payment of the aggregate purchase price of all shares as to which such Option is then exercised and the payment of any required federal income tax withholding. Such aggregate purchase price shall be paid to the Company in cash, Stock or any other class of equity securities (such Stock and other class of equity securities of the Company are hereinafter collectively referred tos the "Company Stock"), or in a combination of cash or Company Stock at the time of exercise. Additionally, the Board, in its discretion may accept a full recourse promissory note from an Optionee as part or full payment of the purchase price of

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            1992 Non-Qualified Stock Option Plan - Amended 12/20/2000


any Option. The terms and conditions of any such promissory note shall be determined by the Board in its sole discretion.

   There may not, however, be any payment by an Optionee of the exercise price in whole or in part with shares of Company Stock at a time when the Company is Insolvent (as hereafter defined) or when such payment would make the Company Insolvent, or as such payment may otherwise be prohibited by any applicable state or Federal statute, rule or regulation, or any rule or regulation of any stock exchange upon which Company Stock is traded, or if Company Stock is traded on a recognized stock quotation service, which may be the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), any rule or regulation of NASDAQ. For the purposes of this Plan, "Insolvent" shall mean the inability of the Company to pay its debts as they become due in the usual course of its business. Company Stock utilized in full or partial payment of the exercise price shall be valued at fair market value on the date of exercise of the Option. The Board shall determine or enact rules to determine the fair market value of any Company Stock.

   Notwithstanding anything to the contrary contained herein, no written notice shall be effective under this Section 10 unless it requests the exercise of Options for one hundred (100) shares or an integral multiple thereof; except to the extent necessary to make full exercise of the Options in the event that only an odd lot remains. Upon the exercise of an Option in compliance with the provisions of this Section, and upon the receipt by the Company of the payment for the Stock so taken up, the Company shall (i) deliver or cause to be delivered to the Optionee so exercising his Option a certificate or certificates for the number of shares of Stock with respect to which the Option is so exercised and payment is so made; and (ii) register or cause such shares to be registered in the name of the exercising Optionee.

   The Board may impose additional conditions upon the right of an Optionee to exercise an Option granted hereunder if such conditions are not inconsistent with the terms of this Plan.

   Upon exercise of an Option, the Board may permit the issuance of Stock prior to its full payment if satisfactory arrangements are made for its prompt sale and for an escrow or similar arrangement with a financial institution or brokerage house for payment to the Company of the full purchase price of the Option.

   The Board may authorize the Company to repurchase a previously granted stock option from an Optionee by mutual agreement with such Optionee before such Option has been exercised, by payment to the Optionee an amount equal to the positive difference between the current fair market value of the Stock and the Optionee's Option exercise price. This condition under no circumstances creates any obligation by the Company to repurchase Options or Stock of an Optionee.

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            1992 Non-Qualified Stock Option Plan - Amended 12/20/2000


   11.  Controlling Terms.  Options granted pursuant hereto may include
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conditions that are more (but not less) restrictive to the Optionee than the conditions contained herein and, in such event, the more restrictive conditions shall apply.

   12.  Purchase of Stock for Investment.  Unless the Options and shares covered
        ---------------------------------
by the Plan have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement filed with the Securities and Exchange Commission and any other applicable regulatory agency, or the Company has determined that such registration is unnecessary, each Optionee exercising an Option under the Plan may be required by the Company (i) to give a representation in writing that such shares are being acquired for the Optionee's own account and not for the account or beneficial interest of any other person or entity, and that such shares of Stock shall be acquired for the Optionee's own investment and not with a view to or for resale in connection with the distribution of all or any part thereof; (ii) to represent and acknowledge that he is a sophisticated investor by virtue of his education, learning and other investments and that he is knowledgeable and experienced in business and financial matters and with respect to the business of the Company, in particular; (iii) to represent and acknowledge that he has been furnished or has otherwise obtained all information necessary to enable him to evaluate the merits and risks of an investment in the shares of Stock and that he has had access to any and all information he desires to enable him to evaluate the risks and merits of an investment in the shares of Stock; and (iv) to covenant and agree to restrictions governing the time and circumstances of disposition of the shares of Stock being acquired by such exercise. In the event that the Company requires any such representation or covenant, any shares of Stock so acquired will bear an appropriate legend to signify the restrictions on such shares under the applicable securities laws and that "stop-transfer" instructions will be given to the Company's registrar and transfer agent. To the extent necessary to comply with the securities laws, regulations or orders of the United States or any state, the Board may, as a condition precedent to the exercise of an Option, require the Optionee (or the legal representatives, legatees or distributees, in the event of the Optionee's death or disability) to covenant and agree to any other restrictions which the Board believes to be necessary or advisable to comply with any such laws, regulations or orders, including but not limited to restrictions governing the time and circumstances of disposition of the shares being acquired by exercise of such Option.

   13.  Requirements of Law.  If any law, regulation or order of the United
        --------------------
States Securities and Exchange Commission, or of any other commission or agency having jurisdiction, shall require the Company or the exercising Optionee to take any action with respect to the shares of Stock acquired by the exercise of any Option, then the date upon which the Company shall deliver or cause to be delivered the certificate or certificates for the shares of Stock shall be postponed until full compliance has been made with all such requirements of law or regulation. Further, in the event that the Company shall determine that, in compliance with the Securities Act or any other applicable statute or regulation, it is necessary to register any of the shares of Stock with respect to which an exercise of an Option has been made, or to qualify any such shares for exemption from any of the requirements of the Securities Act or such other applicable statute or regulations, then the Company shall take such action at its own expense, but not until such an action has been

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            1992 Non-Qualified Stock Option Plan - Amended 12/20/2000


completed shall the Option shares be delivered to the exercising Optionee. Further, in the event that at the time of exercise of the Option the shares of Stock shall be listed on any stock exchange, then if required by law or the exchange to do so, the Company shall register the Option shares of Stock with respect to which exercise is so made in accordance with the provisions of the Securities Act, any other applicable law or regulation or any rules or regulations of any such exchange, and the Company shall make prompt application for the listing of Option shares on such exchange at the expense of the Company.

   14.  No Exchange Act Registration Obligation.  Notwithstanding any other
        ----------------------------------------
provision contained herein, the Company shall have no obligation to be registered under the Securities and Exchange Act of 1934 (the "Exchange Act"), to continue any such registration or to be current in its reporting obligations under the Exchange Act.

   15.  No Rights Conferred Upon Granting of Options.  The Optionee shall not
        ---------------------------------------------
have any rights as a shareholder of the Company with respect to any shares of Stock prior to the date of issuance to the Optionee of the certificate or certificates for such shares. Neither the Plan nor the Option confer on the Optionee any right to be employed by the Company.

   16.  Adjustments.  In the event of any reorganization, merger, consolidation,
        ------------
acquisition, separation, recapitalization, split-up, combination, exchange of shares or stock dividend of the Stock or shares convertible into the Stock or similar corporate action, the number and class of shares of Stock available pursuant to this Plan and any Options granted pursuant to this Plan, together with the Option Prices, shall be adjusted by appropriate modifications in this Plan and in any Options outstanding pursuant to this Plan. Any such adjustment to the Plan or to Options or Option Prices shall be made by notice of the Board, whose determination shall be conclusive.

   17.  Amendment or Discontinuance of this Plan.  The Board may amend, suspend
        -----------------------------------------
or discontinue this Plan at any time without restriction; provided, however, that the Board may not alter or amend or discontinue or revoke or otherwise impair any outstanding Options that have been granted pursuant to this Plan and remain unexercised, except as provided in Section 16 above, or except in the event that there is secured the written consent of the holder of the outstanding Option proposed to be so altered or amended. Nothing contained in this Section, however, shall in any way extend the Option Period of any outstanding Option by an amendment, suspension or discontinuance of the Plan.

   In addition, notwithstanding any other provision in the Plan, in the event of a change in any Federal or state law or regulation which would make the exercise of all or part of an existing Option unlawful or subject the Company to a penalty, the Board may restrict such exercise without the consent of the Optionee or other holder thereof in order to comply with such law or regulation or to avoid such penalty.

   18.  Liquidation of the Company.  In the event of the complete liquidation or
        ---------------------------
dissolution of the Company, other than as an incident to a merger, reorganization or other

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            1992 Non-Qualified Stock Option Plan - Amended 12/20/2000


adjustment referred to in Section 16 above, any Options granted pursuant to this Plan and remaining unexercised shall be deemed cancelled without regard to or without being limited by any other provisions of this Plan.

   19.  Unsecured Obligation.  Optionees shall not have any interest in any fund
        ---------------------
or special asset of the Company by reason of the Plan. No trust fund shall be created in connection with the Plan or any award thereunder, and there shall be no required funding of amounts which may become payable to any Optionee.

   20.  Governing Law.  The Plan shall be governed by, construed and enforced in
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accordance with the laws of the State of Florida.

   21.  Compliance with Rule 16b-3.  It is the intent of the Board that all
        ---------------------------
Options granted hereunder comply with the applicable provisions of Rule 16b-3 of the Securities and Exchange Commission as presently in effect and as amended from time to time. Therefore, this Plan may be amended in any manner deemed by the Board necessary or desirable to meet any provision or condition of Rule 16b-
3. Additionally, the Board shall grant all Options in such a manner as to comply with the applicable requirements of Rule 16b-3.

   22.  Approval.  This Plan shall be adopted by the Board and approved by a
        ---------
majority of the shareholders of the Company.

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            1992 Non-Qualified Stock Option Plan - Amended 12/20/2000


                              EQUINOX SYSTEMS INC.

                               SUPPLEMENT TO THE

                      1992 NON-QUALIFIED STOCK OPTION PLAN


     In accordance with their authority under paragraph three of the 1992 Non-Qualified Stock Option Plan (the "Plan"), the Board of Directors has adopted the following supplemental provisions to the Plan, which shall be considered an integral part thereof.

(1)  Grant of Option(s)

     Options granted under the Plan shall be made by written agreement consistent with the terms of this Plan, signed by an officer of the Company and ratified by the Board of Directors.

(2)  Option Period

     Options granted to an individual ("Optionee") who is an employee or Director of the Company must be exercised by that Optionee within three (3) months of termination of employment or service or until the expiration of the option, whichever date is the earlier. In the event that an Optionee under this plan shall die, the options granted to such Optionee which have not been exercised at the time of death and were exercisable at such time of death shall be exercisable by the estate of such Optionee or by any person or entity acquiring such options by bequest or inheritance from the Optionee for a period up to one (1) year after the Optionee's death or expiration of the option, whichever date is earlier.

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